Exhibit 10.27

DECKERS OUTDOOR CORPORATION
2006 EQUITY INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms shall have the defined meaning set forth in the Deckers Outdoor Corporation 2006 Equity Incentive Plan.

1.                                      NOTICE OF STOCK UNIT GRANT

You have been granted Stock Units, subject to the terms and conditions of the Plan and this Stock Unit Award Agreement, as follows:

Name of Awardee:
Total Number of Stock Units Granted:
Grant Date:
Vesting Schedule:
Performance Cycle:
Performance Criteria:

2.                                      AGREEMENT

2.1                               Grant of Stock Units.  Pursuant to the terms and conditions set forth in this Stock Unit Award Agreement (including Section 1 above) and the Plan, the Administrator hereby grants to the Awardee named in Section 1, on the Grant Date set forth in Section 1, the number of Stock Units set forth in Section 1.

2.2                               Purchase of Stock Units.  No payment of cash is required for the Stock Units.

2.3                               Vesting/Delivery of Shares.  The Awardee shall vest on the date or dates specified in the Vesting Schedule (“Vesting Date” or “Vesting Dates”) with respect to the number of Stock Units specified for such Vesting Date (i) if, and to the extent, that the Committee determines that at least the Threshold Performance Criteria has been attained, as set forth in Exhibit A attached hereto, and (ii) if the Awardee has remained in Continuous Service from the Grant Date to the applicable Vesting Date.  Within ten (10) business days following the date on which the Awardee vests in a Stock Unit as set forth herein, the Company shall deliver to the Awardee one Share for each Stock Unit in which the Awardee becomes vested and such Stock Unit shall terminate.

For purposes of this Agreement, the term “Continuous Service” means (i) Awardee’s employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation assuming this Agreement or issuing New Incentives, as defined in Section 2.5 below, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) so long as Awardee is engaged as a Consultant or other Service Provider.

2.4                               Effect of Termination of Continuous Service before December 15, [Insert Year].  If Awardee’s termination of Continuous Service occurs before December 15, [Insert Year], all Stock Units that have not vested as of such date of termination shall automatically expire; provided, however, that notwithstanding the foregoing sentence, if Awardee’s Continuous Service ceased due to his or her Termination of Service without Cause or pursuant to a Constructive Termination (as such terms are defined in Section 2.5(c) below), and if, and to the extent, that the Committee determines that at least the Threshold Performance Criteria has been attained, as set forth in Section 1 above and Exhibit A attached hereto, then a pro rata portion of the Nonvested Stock Units shall vest effective upon such Termination of Service.  As used herein, a “pro rata portion” shall be determined based upon a fraction, the numerator of which is the number of full months of Awardee’s Continuous Service commencing January 1, [Insert Year], and ending on the effective date of Awardee’s Termination of Service without Cause or Constructive Termination, and the denominator of which is 48 months.  Within ten (10) business days following the later of (i) the effective date of such Termination of Service without Cause or Constructive Termination or (ii) the date of the Committee’s final determination of the achievement of the performance criteria set forth in Exhibit A, the Company shall deliver to the Awardee one share for each Stock Unit in which Awardee becomes vested as described herein and such Stock Unit shall terminate.

2.5                               Vesting Upon Change in Control.

(a)                                 Notwithstanding Sections 2.3 and 2.4 above, if the Awardee holds Nonvested Stock Units at the time a Change in Control occurs, and either (i) the Change in Control is not approved by a majority of the Continuing Directors (as defined below) or (ii) the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (“New Incentives”), if, and to the extent, that the Committee determines that at least the Threshold Performance Criteria has been attained, as set forth in Section 1 above, then all of the Nonvested Stock Units shall become immediately and unconditionally vested, and the restrictions with respect to all of the Nonvested Stock Units shall lapse, effective immediately prior to the consummation of such Change in Control.

(b)                                 Notwithstanding subsection 2.5(a) above, if pursuant to a Change in Control approved by a majority of the Continuing Directors, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering New Incentives, then vesting of the Nonvested Stock Units shall not accelerate in connection with such Change in Control to the extent this Agreement is continued, assumed or substituted for New Incentives; provided, however, if there is a Termination of Service of Awardee without Cause or pursuant to a Constructive Termination (as defined below) within 12 months following such Change in Control, all Nonvested Stock Units or New Incentives shall vest effective upon such termination.

(c)                                  For purposes of this Agreement (including Section 2.4 above), the following terms shall have the meanings set forth below:

(i)                                     “Cause” means the termination by the Company of Awardee as a Service Provider for any of the following reasons:  (a) the continued, unreasonable refusal or omission by the Awardee to perform any material duties required of him or her by the Company if such duties are consistent with duties customary for the position held with the Company; (b) any material act or omission by the Awardee involving malfeasance or gross negligence in the performance of the Awardee’s duties to, or material deviation from, any of the policies or directives of, the Company; (c) conduct on the part of the Awardee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (d) any illegal act by the Awardee which materially and adversely affects the business of the Company or any felony committed by the Awardee, as evidenced by conviction thereof, provided that the Company may suspend the Awardee with pay while any allegation of such illegal or felonious act is investigated.  In the event that the Awardee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Awardee with greater rights.  A termination on account of Cause shall be communicated by written notice to the Awardee, and shall be deemed to occur on the date such notice is delivered to the Grantee.

(ii)                                  “Constructive Termination” shall mean a termination of the Awardee as a Service Provider within sixty (60) days following the occurrence of any one or more of the following events without the Awardee’s written consent: (i) any material reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a change of the Awardee’s location of employment by more than fifty (50) miles.    A Constructive Termination shall be communicated by written notice to the Company, and shall be deemed to occur on the date such notice is delivered to the Company, unless the circumstances giving rise to the Constructive Termination are cured within thirty (30) days of such notice.

(iii)                               “Continuing Director” means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

2.6                               Effect of Awardee’s attainment of age 62 and the completion of 5 years of Continuous Service.  Notwithstanding Section 2.3 to the contrary, if, after December 15, [Insert Year], and before December 15, [Insert Year], Awardee both (i) attains age sixty-two (62) and (ii) completes five (5) years of Continuous Service (“Retirement Event”), and if, and to the extent, that the Committee determines that at least the Threshold Performance Criteria has been attained, as set forth in Section 1 above and Exhibit A attached hereto, then, notwithstanding that there is a termination of Continuous Service following the Retirement Event, that number of Nonvested Stock Units determined according to the performance criteria and thresholds set forth in Exhibit A shall vest on the Vesting Dates set forth above, provided that the Awardee continues to comply with any covenants that survive the termination of Continuous Service, including, without limitation, any confidentiality provisions.  In that event, within five (5) business days following any Vesting Date, the Company shall deliver to the Awardee one Share for each  Stock Unit in which the Awardee becomes vested and such Stock Unit shall terminate.

2.7                               No Interest in Company Assets.  The Awardee shall have no interest in any fund or specific asset of the Company by reason of the Stock Units.

2.8                               No Rights as a Stockholder Before Delivery.  The Awardee shall not have any right, title, or interest in, or be entitled to vote or receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Stock Units.

2.9                               Regulatory Compliance.  The issuance of Common Stock pursuant to this Stock Unit Award Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

2.10                        Withholding Tax.  The Company’s obligation to deliver any Shares upon vesting of Stock Units shall be subject to the satisfaction of all applicable federal, state, local, and foreign income and employment tax withholding requirements.  The Awardee shall pay to the Company an amount equal to the withholding amount (or the Company may withhold such amount from the Awardee’s salary) in cash.  At the Administrator’s discretion, the Awardee may pay the withholding amount with Shares; provided, however, that payment in Shares shall be limited to the withholding amount calculated using the minimum statutory withholding rates.

2.11                        Company “Clawback Policy.”  The Company may develop and implement a policy providing that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company shall recover a portion of any incentive compensation (including stock grants) based upon erroneous data (a “Clawback Policy”).  Executive agrees and acknowledges that the provision of a Clawback Policy to be adopted by the Company, as the same may be amended from time to time, shall apply to Executive.  The Stock Units granted under this Agreement shall be subject to a Clawback Policy to be adopted by the Company, including, without limitation, the rights of the Company to enforce Executive’s repayment obligation.

2.12                        Plan.  This Stock Unit Award Agreement is subject to all provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Awardee.  The Awardee shall accept as binding, conclusive, and final all decisions and interpretations of the Administrator upon any questions arising under the Plan and this Stock Unit Award Agreement.

2.13                        Successors.  This Stock Unit Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, heirs, and permitted successors and assigns.

2.14                        Restrictions on Transfer.  The Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise.  No right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.  Any assignment in violation of this Section 2.13 shall be void.

2.15                        Restrictions on Resale.  The Awardee agrees not to sell any Shares that have been issued pursuant to the vested Stock Units at a time when Applicable Laws, Company policies, or an agreement between the Company and its underwriters prohibit a sale.  This restriction shall apply as long as the Awardee is a Service Provider and for such period after the Awardee’s Termination of Service as the Administrator may specify.

2.16                        Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, this Stock Unit Award Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted in a manner consistent with that intention.

2.17                        Entire Agreement; Governing Law.  This Stock Unit Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee.  This Stock Unit Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

2.18                        No Guarantee of Continued Service.  This Stock Unit Award Agreement, the transactions contemplated hereunder, and the vesting schedule set forth herein constitute neither an express nor implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with Awardee’s right or the Company’s right to terminate Awardee’s relationship as a Service Provider at any time, with or without Cause.

By the Awardee’s signature and the signature of the Company’s representative below, the Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of this Stock Unit Award Agreement and the Plan.  The Awardee has reviewed this Stock Unit Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Stock Unit Award Agreement and fully understands all provisions of this Stock Unit Award Agreement and the Plan.  The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Stock Unit Award Agreement and the Plan.

The Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Award (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements).  The Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

AWARDEE:	DECKERS OUTDOOR CORPORATION

By:
Signature

Its:
Printed Name

Date
Residence Address

Date

Exhibit A

[Insert Performance Criteria]